Exhibit 99.2

Slide: 1 Advancing at a steady click:  The success of our students. The value of our approach.  A M E R I C A N  P U B L I C  E D U C A T I O N  ,  I N C.  First Quarter 2010 Investor Call

Slide: 2 Statements made in this presentation regarding American Public Education, or its subsidiaries, that are not historical facts are forward-looking statements based on current expectations, assumptions, estimates and projections about American Public Education and the industry. These forward-looking statements are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Forward-looking statements can be identified by words such as "anticipate", "believe", "could", "estimate", "expect“, "intend", "may", "should“, "will" and "would". These forward-looking statements include, without limitation, statements on the slides “Second Quarter and Full Year Outlook” and statements regarding expected growth. Actual results could differ materially from those expressed or implied by these forward-looking statements as a result of various factors, including the various risks described in the "Risk Factors" section and elsewhere in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 as filed with the SEC. The Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. Safe Harbor Statement

Slide: 3 A Successful Start to 2010  Total student enrollment increased 42% to 70,600 students as of 3/31/2010 Net course registrations increased 39% Net course registrations from new students increased 26% Robust revenue and earnings growth in first quarter 2010 Revenues increased 43% to $47.3 million Operating income increased 50% to $13.1 million  Net income increased 46% to $7.6 million, or $0.40 per diluted share APUS Recent Highlights Sakai selected as foundation for new Learning Management System (LMS) Signs agreement to become a preferred education provider for LAPD personnel Announces new program providing classes to employees of Connections Academy Strong growth in net course registrations from students using VA Benefits Preparing three new degrees for launch in late 2010/early 2011 Master of Science in Information Technology, with several concentrations Master of Arts in Psychology RN to Bachelor of Science in Nursing

Slide: 4 Body: Manage robust top line growth while enhancing academic quality Continue to improve retention rates and driving higher customer satisfaction Implement new, state-of-the-art learning management system (LMS) Launch new degree programs and specializations in 2H2010 Serve and expand our relationships and partnerships Vertical marketing managers to focus on additional market segments (e.g., environmental; community colleges; security management) Steadily Advancing Our Strategic Plan

Slide: 5  Financial Overview

Slide: 6  Increased Operating Efficiency

Slide: 7  Strong Balance Sheet with No Debt  As of March 31,  2009 2010  Cash & Cash Equivalents  Total Assets  Total Long-Term Debt  Depreciation and Amortization  CAPEX  ($ in millions)  $74.9  $115.8  $0  $85.5  $127.7  $0  $1.3  $1.4  $1.8  $3.7  Three Months Ended March 31, 2009 2010

Slide: 8  Outlook:  Full Year 2010 Net course registration growth 35% to 38% Revenue growth 36% to 39% Net Income growth 36% to 39%  On Track to Achieve Long-Term Outlook The following statements are based on current expectations.  These statements are forward-looking and actual results may differ materially. Quarterly Outlook/Seasonality: 2Q2010 3Q2010 4Q2010 Net course registration growth 34% to 36% -- -- Revenue growth 28% to 30% 40% to 42% 33% to 35% Net Income growth 16% to 18% 56% to 58% 35% to 37%

Slide: 9  Revenues In millions Income from operations before interest income and income tax In millions 2010e represents the midpoint of APEI’s full year outlook range. (1) Excludes a $3.1 million write-off of capitalized software development costs in 2006.  Net Course Registrations In thousands  Strong Track Record For Delivering High Growth  1

Slide: 10 Advancing at a steady click:  The success of our students. The value of our approach.  A M E R I C A N  P U B L I C  E D U C A T I O N  ,  I N C.  First Quarter 2010 Investor Call